UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant Filed by a Party other than the Registrant Check the appropriate box: Preliminary Proxy Statement Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)) Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to Section 240.14a-12 McDonald’s Corporation (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction: (5) Total fee paid: Fee paid previously with preliminary materials. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

McDonald’s Corporation In-Season Shareholder Engagement May 2015

Business Overview 2 Owner / Operators Suppliers Employees Unique Three-Part Alignment Key to Company’s Success Emphasis on Franchise Owner / Operator Relationship with McDonald’s  Independent suppliers provide food, packaging and other items to McDonald’s restaurants  Our trusted suppliers play a key role in ensuring high standards of quality, service and cleanliness  Franchisees operate 81% of McDonald’s restaurants (plan of 90% by 2018)  Our franchise system is crucial to delivering high quality customer experiences and driving profitability  Franchisee engagement is essential in implementation of company strategies and growth initiatives  Talented employees are the first touch-point for customers at McDonald’s restaurants  Emphasizing service enables delivery of high quality customer experiences  Opportunities for training and advancement  Leading global food service retailer, with 36,000+ locations serving approximately 69 million customers worldwide on a daily basis  Customer-focused strategy provides common framework for global business and facilitates local adaptation of products to regional tastes  Business model driven by symbiotic relationship between franchisees, suppliers and employees (collectively referred to as the "System")

Diverse and Evolving Board 3  Entire Board composed of independent directors, except our CEO, and led by an independent Chairman  Over 50% of directors are women or minorities*  Proactive focus on Board refreshment and succession planning, with a view to ensuring a balance of capabilities, perspectives and tenure  Our nominees possess the breadth of experience and relevant skills necessary to provide effective oversight of the Company’s strategy and performance » Two new directors, including our new CEO, added to the Board in 2015 bring fresh insights in technology, marketing and consumer insights » Two directors have retired in 2015, including our former CEO in March, and one director who will not stand for re-election 13 directors with CEO / Operating Head Leadership experience 9 directors with backgrounds in consumer goods / food 7 directors with marketing and consumer insights expertise 11 directors with backgrounds in global brand management 6 directors with sustainability or corporate responsibility experience 12 directors with other public company board experience *Statistics reflect Board composition as of 2015 Annual Meeting; total of 13 members, including 12 independent directors Female 31% Male 69% Director Gender Diversity* Board Independence* Independent 92% Non-Independent 8%

Governance Practices That Protect Shareholder Rights 4 Diverse, independent board with institutional knowledge and unique perspectives No exclusive forum selection clause and no fee-shifting bylaw Shareholders have the right to call special meetings (25% threshold) All directors elected annually under majority vote standard Regular succession planning at CEO and executive officer levels No supermajority vote requirements Separate Chairman / CEO roles, with an Independent Chairman No poison pill Ongoing shareholder engagement; outreach to holders representing 25% of outstanding shares prior to the 2015 proxy season

5 Shareholder proposal for proxy access is unnecessary and potentially harmful to the Company at this time Our Board encourages a vote AGAINST the proposal Unique Business Model  Execution of business strategies through a complex global network of franchisees, developmental licensees and suppliers  Effective Directors must dedicate time to thoroughly understand the interplay of the relationships among various stakeholders Strong Governance Practices  Current robust corporate governance practices provide shareholders with a strong voice with the Board (see slide 4)  Shareholders have the ability to propose director nominees to the Board, and have numerous avenues for delivering feedback Existing Nomination Process  Well-crafted director selection process, overseen by Governance Committee, identifies skilled candidates who can effectively contribute to our Board  Proposal would destabilize process and could advance candidates who do not act in the best interests of Company or long-term holders 1 2 3 4 Ongoing Strategic and Leadership Transition  Our new CEO and his team are executing on the initial steps of our turnaround plan for renewed and continued success  The adoption of proxy access, particularly at a low threshold, could prove distracting for management and the Board during this critical period of strategic and leadership transition for the Company

Pay Outcomes Driven By Performance 6 Plan Structured Around Rigorous Quantitative Metrics 90% of Target Direct CEO Compensation Opportunity is At Risk Short-Term Incentive Plan (STIP) 16% Long-Term Incentive Plan (LTIP) 29% Stock Options 19% Restricted Stock Units (RSUs) 26% Base Salary 10% Elements of Executive Compensation Principal Metrics Determining Value Base Salary • Cash • Fixed Cash Component Annual Incentives (STIP) • Cash • Operating Income Growth Long-Term Incentives • LTIP (Cash) • Performance-Based RSUs • Stock Options • Operating Income Growth • Return on Incremental Invested Capital (ROIIC) • Earnings per Share (EPS) • Stock Price No Increase in Fixed Compensation for CEO  Thompson did not receive any salary increase in 2014 No Short-Term Payouts for 2014 Performance  Annual cash plan (STIP) does not pay out unless operating income increases for the year  Since there was no growth in operating income in 2014, there was no payout under the STIP Long-Term Payouts Impacted by Company Performance  Only 40.5% of 2012 – 2014 target performance-based RSUs vested in early 2015  Long-term plan payouts for 2013 – 2015 and 2014 – 2016 cycles are projected at zero 2014 Payouts Reflect Company Performance Challenges Recent Changes Align Compensation More Closely with Measurable Financial and Strategic Metrics  Elimination of Individual Performance Award Factor: Beginning in 2015, removal of the only subjective factor historically used in determining an executive’s STIP award  Payouts Further Aligned with Achieved Performance Results: Beginning in 2015, RSU awards will be subject to payouts above or below targets based on Company performance against pre- established performance goals  Addition of Change in Share of Guest Traffic Metric: Beginning in 2015, metric will serve as a modifier of up to 20 percentage points (positive or negative) on the payout factor determined for LTIP awards based upon results achieved against principal performance metrics  Alignment of Retirement Program with Market Practice: Beginning with 2014 awards, if conditions for retirement are satisfied, executives will be eligible for full RSU award. Performance-based RSUs will not accelerate, and will remain subject to performance conditions

7 Shareholder proposal for limited pro-rata vesting of RSUs may impair the Board’s ability to negotiate the best outcome for shareholders upon a change-in-control (CIC) Our Board encourages a vote AGAINST the proposal Historically Strong Support for Compensation Program and Robust Governance Practices  Our current RSU awards were approved by our independent Compensation Committee, and are part of our balanced pay for performance program, which has been endorsed by shareholders every year through say-on-pay vote, most recently with over 93% shareholder support  Actively engage with our shareholders and are committed to governance practices that empower shareholders and ensure Board accountability (see slide 4) Balanced Approach to CIC Vesting  Long-term cash awards are currently subject to pro-rata vesting  Accelerated vesting of performance-based RSUs and options is limited » Replacement Awards. Accelerated vesting is provided only if replacement grants are not issued. Any replacement grants would be subject to continued vesting and performance thresholds » Double-Trigger. Accelerated vesting is provided if employee is involuntarily terminated without cause within two years of a CIC  Existing arrangements are within the mainstream; the proposal would place the Company at a disadvantage in competing for talent  Current balanced approach to CIC vesting ensures that employees’ interests are aligned with shareholders’; and sufficient safeguards are in place to prevent a windfall payout in the event of a potentially value-generating CIC transaction 1 2

Sound Compensation Practices 8 What We Do  Pay for performance Vast majority of direct compensation tied to performance relative to objective financial goals.  Incentive plans require growth STIP and LTIP require growth in operating income to yield any payout.  Long-term focus Majority of direct compensation opportunity is not paid out in the first year.  Incentive payments are capped STIP and LTIP have caps on potential payouts.  Stock ownership requirements Significant stock ownership and retention requirements: 6x base salary for CEO; 4x-5x base salary for other NEOs. Stock grant retention feature adopted in response to shareholder feedback.  Independent Compensation Consultant The Committee is advised by Frederic W. Cook & Co, Inc. on executive compensation matters. What We Don’t Do X No employment agreements Executives do not have employment agreements. X No tax gross-ups on perquisites Executives are required to pay tax on all perquisites they receive. X No new change-in-control agreements Commitment not to enter into any new change-in-control agreements. X No hedging or pledging Executives are prohibited from hedging or pledging shares.1 X No backdating or repricing of stock options Equity plan prohibits granting stock options below market value and repricing of stock options. X Compensation programs do not encourage unreasonable risk taking Committee is mindful of not encouraging unreasonable risks when it designs compensation programs and sets targets, and mitigates unreasonable risk taking through use of varied financial measures and caps on payouts under the STIP and LTIP. 1As of March 2015, Directors are prohibited from hedging or pledging in the future

Questions? Please contact Adele Jamieson E: adele.jamieson@us.mcd.com P: 630.623.3379